As filed with the Securities and Exchange Commission on March 27, 2015

Registration No. 333-192228

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Three Forks, Inc.

(Exact name of registrant as specified in its charter)

Colorado	45-4915308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 1510

Johnstown, Colorado 50534

(720)588-9834

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tom Ness

President

P.O. Box 1510

Johnstown, Colorado 50534

(720)588-9834

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With a Copy To:

Michelle H. Shepston, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

303-892-9400

Approximate date of commencement of proposed sale to the public:

Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-1 relates to the Registration Statement (Registration No. 333-192228) (the “Registration Statement”) of Three Forks, Inc. (the “Company”). Pursuant to the Registration Statement, the Company registered the resale of 3,637,028 of the Company’s shares of common stock held by certain stockholders (the “Securities”).

In accordance with the Company’s undertaking in Part II, Item 17 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to Form S-1 to deregister all of the Securities remaining unsold under the Registration Statement and such Securities are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Illinois, on March 27, 2015.

THREE FORKS, INC.

By:	/s/ Tom Ness
Name:	Tom Ness
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tom Ness
Tom Ness	President and Director (Principal Executive and Financial and Accounting Officer)	March 27, 2015
/s/ Tim Dender
Tim Dender	Chairman and Director	March 27, 2015
/s/ Alex Withall
Alex Withall	Director	March 27, 2015
/s/ Bill Jones
Bill Jones	Director	March 27, 2015

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